Exhibit 99.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CHINDEX INTERNATIONAL, INC.


      The undersigned, being the Chief Executive Officer and Secretary of CHINDEX INTERNATIONAL, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

      1. The name of the Corporation (hereinafter referred to as the "Company") is Chindex International, Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was June 17, 2002.

      2. The first sentence of Article FOURTH of said certificate of incorporation is hereby amended to read in its entirety as follows:

            "The total number of shares of stock which the Corporation shall have the authority to issue is 14,100,000 shares, consisting of 12,000,000 shares of common stock, par value $.01 per share, 1,600,000 shares of Class B Common Stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Company's Board of Directors and a majority of each class of the Company's outstanding stock in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Company's Certificate of Incorporation, as amended, to be signed by Roberta Lipson, its Chief Executive Officer, and Elyse Beth Silverberg, its Secretary, this 19th day of October, 2004.

                                        CHINDEX INTERNATIONAL, INC.

                                        By:  /S/ Roberta Lipson
                                             -----------------------------------
                                             Roberta Lipson
                                             Chief Executive Officer

                                        By:  /S/ Elyse Beth Silverberg
                                             -----------------------------------
                                             Elyse Beth Silverberg
                                             Secretary